Exhibit 3.44

Exhibit 3.44

RESTATED CERTIFICATE OF INCORPORATION

I, FRANK MURRAY, Secretary of State of the State of Montana, do hereby certify that duplicate originals of Restated Articles of Incorporation of

WESTERN RESOURCES COMPANY

and Statement thereon duly executed pursuant to the provisions of Section 15-2258 of the Revised Codes of Montana, 1947, have been received in my office and found to conform to law,

NOW, THEREFORE, I, FRANK MURRAY, as such Secretary of State, by virtue of the authority vested in my by law, hereby issue this Restated Certificate of Incorporation of

NORTHVJESTERN RESOURCES CO. formerly

WESTERN RESOURCES COMPANY

and attach hereto a duplicate original of the Restated Articles of Incorporation and the Statement thereon.

IN WITNESSSS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this 4th day of August, A. D.

1971.

Frank Murray

Secretary of State

By

GAIL M. DeWALT

Chief Deputy

174781

State of Montana

Filed

Aug - 4 1971

Frank Murray

By deptuy

RESTATED ARTICLES OF INCORPORATION

WESTERN RESOURCES COMPANY

Pursuant to the provisions of Section 58 of the Montana Business Corporation Act, the undersigned corporation adopts the following Restated Articles of Incorporation

Article I.

The name of the corporation is: Northwestern Resources Co.

ARTICLE II.

The purposes and objects for which the corporation is formed are:

To carry on the business of mining, milling, concentrating, converting, smelting, treating, refining, preparing for market, manufacturing, buying, selling, exchanging, and otherwise producing and dealing in uranium, zinc, lead, gold, silver, copper, brass, iron, steel, coal, and in all kinds of ores, metals, and minerals, oils, petroleum, natural gas, hydrocarbons, acids and chemicals, and in the products and by-products of every kind and description and by whatsoever process, the same can be or may hereafter be produced;

To purchase, lease, option, locate, or otherwise acquire, own, exchange, sell, or otherwise dispose of, pledge, mortgage, hypothecate, and deal in mines, mining claims, mineral lands, coal lands, oil lands, timber lands, water, and water rights, and other• property, both real and personal;

To carry on as principals, agents, commission merchants or consignees the business of mining, milling, concentrating, converting, smelting, treating, refining, buying, selling, exchanging, manufacturing, and dealing in the above speclfied products or any of them and of materials used in the manufacture of each, any and all of such articles and to carry on as such principals, agents, commission merchants or consignees any other business which in the judgment of the board of directors or the corporation may be conveniently conducted in conjunction with any of the matters aforesaid;

To establish, acquire, engage in, conduct, transact, and carry on the business or mining, exploring for, producing, processing, milling, transporting, and developing minerals and mineral substances of every kind;,

To purchase, sell, convey, assign, lease, rent, develop, exchange, use, mortgage, pledge, hypothecate, and deal in minerals, mining leases, mines, mineral rights, mineral properties, and all rights and interests of all kinds whatsoever in minerals, minerals by-products, mines, and mineral properties;

To establish, acquire, engage in, conduct, transact, and carry on the business of producing, purchasing, transporting, storing, treating, processing, selling, and distributing coal, natural gas, oil, petroleum, and all products and by-products which are or may be produced, processed, or manufactured therefrom in whole or in part;

To engage in the building, buying, maintaining, leasing, owning, and operating of pipelines for the transportation of substances, including but not limited to oil, natural gas, petroleum products, coal slurry, and water;

To purchase, produce, acquire, explore for, drill for, mine, store, use, process, treat, manufacture, refine, transport, transmit, sell, supply, distribute, exchange, deal in and dispose of coal, petroleum, gas, butane, propane, oil, sulphur, salt, and other minerals and mineral substances in any form or of any kind whatsoever and all products and by-products which are or may be produced, processed, or manufactured therefrom in whole or in part;

To purchase, lease, rent, or otherwise acquire, hold, own, use, develop, exchange, lease, sell, or otherwise dispose of lands, interests in lands, easements, oil rights, gas rights, other mineral rights, royalties and water rights, of every kind and description and wheresoever situated; to subdivide and plat tracts of land, dedicate streets and ways, and sell, lease, rent and dispose of lots and parcels of land;

To purchase, lease, rent, construct, install, or otherwise acquire, hold, own, maintain, operate, use, develop, sell, exchange, lease, rent or otherwise dispose of mines, wells, plants, railroads, tram1vays, tanks, pipe lines, conduits, structures, buildings, houses, equipment, machinery, apparatus, devices, appliances, and systems, of any and every kind;

To purchase, lease or otherwise acquire, own, hold, use, develop, deal in, sell, assign, convey, or otherwise dispose of patents, patent rights, copyrights, trade marks, or names and licenses for any and all kinds of inventions, devices, improvements, appliances, products, processes, or methods;

To purchase, produce, acquire, transmit, distribute, supply, and sell coal, coal gas, coal by-products, natural gas, manufactured gas, artificial gas, or a mixture of gases for light, heat, power, and other purposes;

To transact any mercantile, commercial, industrial, manufacturing, mining, coal, oil, gas, mechanical, or chemical business in any state or territory of the United States or in any foreign country;

To make, enter into, and carry out any arrangements, agreements, or contracts with any domestic or foreign governmenta1, municipal or public authority or with any domestic or foreign corporation, association, individual, firm, or agency and to obtain therefrom, or otherwise to acquire, any powers, rights, privileges., immunities, franchises, guaranties, grants, and concessions; to hold, own, exercise, use, dispose of, and realize upon the same and to undertake, prosecute, transact, and maintain any business dependent thereon; and to promote, cause to be formed and aid in any way any corporation, association, partnership, syndicate, or entity for any such purposes;

To acquire by purchase, subscription, or otherwise and to own, hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of, alone or in syndicate or joint ventures or otherwise in conjunction with others, real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporations, association, syndicates, or trust estates, domestic or foreign, or of any firm or individual, or of the United States or of any state, territory, or dependency of the United States, or of any foreign country, or of any municipality, or local authority within or without the United States, and also to issue in exchange therefor shares, bonds, or other securities or evidences of indebtedness of this corporation, and while the owner or holder of any such property, to receive, collect, and dispose of the interest, dividends, and income on or from such property and to possess and exericse in respect thereto all of the rights, powers, and privileges of ownership, including all voting power thereon;

To borrow or raise moneys for any of the purposes of the corporation and to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other 1awful object; to mortgage or p1edge all or any part of its properties, rights, interests, and franchises, including any or all shares of stocks, bonds, debentures, notes, scrip, or other obligations or evidences of indebtedness at any time owned by it;

To purchase or otherwise acquire its own shares and its bonds, debentures, notes, scrip, or other securities or evidences of indebted- ness, and to cancel or to hold, transfer or reissue the same to such persons, firms, corporations, or associations upon such terms and condi- tions as the Board of Directors may in its discretion determine, without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders;

To have and to exercise all the powers conferred by the laws of the State of Montana upon private business corporations and to do each and everything necessary or proper for the accomplishment of any purpose, or the attainment of any one or more of the objects and purposes herein enumerated or which shall at any time appear conducive to or expedient for the benefit of this corporation;

To transact any or all business for which a corporation may be incorporated under the Montana Business Corporation Act.

The objects, purposes, and powers specified in each of the clauses of this Article II shall be regarded as independent objects, purposes, and powers and shall carry the rights and privileges specifically set out and all other lawful rights and privileges incidental. to or advan- tageous in the exercise of or accomplishment of each and all of said objects, purposes, and powers,and each of the clauses of this Article II shall be in no wise restricted by refer·2nce to or inference from any other clause..

ARTICLE III

Unless and until changed in the manner provided by law, the address of the registered office of the Corporation in the State of Montana is 40 East Broadway, Butte, and the name of its registered agent at such address is C. J. Gilder.

ARTICLE IV

The period of duration of this Corporation shall be perpetual.

ARTICLE V

The number of directors of this Corporation shall be f1xed by the bylaws, but shall not be less than three. In the absence of a bylaw fixing the number of directors, the number of directors shall be thirteen (13)•

ARTICLE VI

The aggregate number of shares which the corporation has authority to issue is 100,000 shares without nominal or par value, consisting of 100,000 common shares. All or any part of said common shares without nominal or par value may be issued and sold by the corporation, from time to time, for such consideration as from time to time may be fixed by the Board of Directors. Each share shall be entitled to one (1) vote at shareholders’ meetings.

Bonds, debentures, or other obligations of the corporation convertible into shares of any class or bearing warrants or other evidences of optional rights to purchase and/or subscribe to shares of any class may be issued upon such terms, in such manner, and under such conditions as may be fixed by resolution of the Board of Directors prior to the lssue thereof.

No holder of shares shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class whatsoever or of securities convertible into stock of any class whatsoever whether now or hereafter authorized, whether issued for cash or for a consideration other than cash.

ARTICLE VII

In addition to dividends otherwise allowed to be paid by law, dividends may also be declared and paid in cash out of depletion reserves, if any, to the extent and in the manner provided by law.

ARTICLE VIII

The amount of the stated capital of this corporation at the time of adoption of these Restated Articles of Incorporation is $100,000.

ARTICLE IX

These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the original Articles of Incorporation as heretofore and hereby amended, and supersede the original articles of incorporation and all amendments thereto.

DATED August 3,1971.

WESTERN RESOURCES COMPANY

By

President

and

Secretary

STATE OF MONTANA ).

County of Silver Bow)

ss •

I, William J. Carl, a Notary Public, do hereby certify that on this 3rd day of August, 1971, personally appeared before me, GEO. W. 0’ CONNOR, who, being by me first duly sworn, declared that he is the President of WESTERN RESOURCES COMPANY, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial seal)

Notary Public for the State of Montana

Residing at Butte, Montana

My commission expires July 17, 1974

CERTIFICATE OF ADOPTION OF RESTATED ARTICLES OF INCORPORATION

OF WESTERN RESOURCES COMPANY

Pursuant to Section 58 of the Montana Business Corporation Act, the undersigned corporation hereby makes the following statement:

FIRST:The name of the corporation is WESTERN RESOURCES COMPANY.

SECOND: The annexed Restated Articles of Incorporation of WESTERN RESOURCES COMPANY were adopted by the shareholders on August3, 1971.

THIRD:The number of shares outstanding, and the number of shares of each class entitled to vote thereon was:

Class No. of Shares Common 10,000

FOURTH: The number of shares voted for and against the Restated Articles of Incorporation was:

Class and Series

No.Voted for Restated Articles of Incorporation

No. Voted Against Restated Articles of Incorporation

Common 10,000 0

FIFTH: The Restated Articles of Incorporation do not provide for an exchange, reclassification, or cancellation of issued shares.

SIXTH: The Restated Articles of Incorporation do not effect a change in the amount of stated capital.

DATED August 3, 1971.

WESTERN RESOURCES COMPANY

By

and

STATE OF MONTANA ).

ss.

County of Silver Bow)

I, William J. Carl, a Notary Public, do hereby certify that on this 3rd day of August,1971, personally appeared before me GEO, W. 0’ CONNOR, Who, being by me first duly sworn, declared that he is the President of WESTERN RESOURCES COMPANY, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

(NOTARIAL SEAL)

Notary Public for the State of Montana

Residing at Butte, Montana

My Commission expires July 17, 1974